Acknowledgement Agreement between Moventis Capital Inc. and the PTL Electronics Ltd. selling shareholders, dated November 22, 2006
EX-10.18

ACKNOWLEDGEMENT AGREEMENT

This ACKNOWLEDGEMENT AGREEMENT (“Acknowledgement Agreement”) is entered into as of November ____, 2006 by and among MOVENTIS CAPITAL, INC., a corporation formed under the laws of the State of Delaware (the “Parent”), PTL ACQUISITION CORP., a wholly-owned subsidiary of the Parent organized under the laws of the Province of British Columbia (the “Buyer”), PTL ELECTRONICS LTD., a corporation organized under the laws of the Province of British Columbia (“PTL”), and ALBION SERVICES LTD., DR GRATIO TSANG in trust for THE TSANG FAMILY TRUST, CENTURY I HOLDINGS INC., DAVID MCALPINE, PAUL HEATHCOTE, GUNDYCO ITF MARILYN LEE/ANTHONY LEE and MARILYN LEE (collectively, the “Securityholders”).  The Parent, the Buyer, PTL and the Securityholders are referred to collectively herein as the “Parties”.

WHEREAS the Parties have entered into a share purchase agreement (the “Share Purchase Agreement”) dated as of May 8, 2006 pursuant to which the Buyer has agreed to purchase all of the issued and outstanding shares in the capital of PTL;

AND WHEREAS the Parties have agreed that the Share Purchase Agreement shall be amended as provided for herein;

NOW THEREFORE in consideration of the premises, the mutual covenants and the terms and conditions contained herein, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

All capitalized terms not otherwise defined in this Acknowledgement Agreement shall have the meanings given to such terms in the Share Purchase Agreement.

2.

Section 2.12 of the Share Purchase Agreement be deleted in its entirety and replaced with the following:

2.12

Discharge of Sellers’ Guarantees.  The Buyer shall:

(a)

arrange for the release of Anthony Lee and Albert Cheung from the personal guarantees they have granted to the Corporation’s bank in support of the Corporation’s existing financing arrangements; and

(b)

arrange, within 120 days of Closing, for the release of David Lo and Dr. Gratio Tsang from the personal guarantees they have granted to the Corporation’s bank in support of the Corporation’s existing financing arrangements.

3.

Section 4.1(7) of the Share Purchase Agreement be deleted in its entirety and replaced with the following:

Except with respect to the financial condition of the Corporation, as disclosed to the Buyer in the Corporation’s financial statements dated October 31, 2006, there shall have been no Material Adverse Change from February 28, 2006 until the completion of the Closing.

4.

The form of Debenture attached as Exhibit “G” to the Share Purchase Agreement be deleted and replaced with the form of Debenture attached as Schedule “A” hereto.

5.

Section 7.5(a) of the Share Purchase Agreement be deleted in its entirety and replaced with the following:

(c)

not to make any cash withdrawals, except that the Corporation may declare a cumulative dividend of 100% of the after tax profit for the period January 1, 2006 to November 30, 2006 (“Aggregate Cumulative Dividend”).  Effective Closing, interest will accrue at a rate of 5% per annum on any and all outstanding portion of the Aggregate Cumulative Dividend.  The Aggregate Cumulative Dividend shall be payable in 15 equal payments (each a “Dividend Payment”), to be paid once every month (the “Payment Period”) commencing on the first day of the fourth calendar month immediately following the Closing Date; provided however, that no Dividend Payment shall be made in a particular Payment Period unless the Payment Period-end Working Capital is at least C$1,000,000 (after deduction for all applicable taxes owing up to March 31, 2006). In the event that in any particular Payment Period the Payment Period-end Working Capital is less than C$1,000,000 (after deduction for all applicable taxes owing up to March 31, 2006) any Dividend Payment that is payable in such Payment Period shall be postponed until the next Payment Period in which the Payment Period-end Working Capital exceeds C$1,000,000 (after deduction for all applicable taxes owing up to March 31, 2006);

6.

For the purposes of Section 2.2(2) of the Share Purchase Agreement, the deemed price per share will be U.S.$0.57819, for an aggregate number of 1,833,564 issuable Parent Common Shares, 200,000 of which will be delivered to the Sellers’ Solicitors within 10 days of Closing, in accordance with the amounts set forth at Schedule “B” attached hereto.  The remainder of Parent Common Shares will be issued at Closing.

7.

This Acknowledgement Agreement and the Share Purchase Agreement shall be exclusively construed and governed by the laws in force in British Columbia and the laws of Canada applicable thereto and the courts of British Columbia (and the Supreme Court of Canada, if necessary) shall have exclusive jurisdiction to hear and determine all disputes arising hereunder.  Each of the parties hereto irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts.

8.

Except as specifically provided herein, the Share Purchase Agreement shall in all other respects remain unamended and in force among the parties hereto.

9.

This Agreement may be executed in several counterparts (including by fax), each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original but such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

MOVENTIS CAPITAL, INC.
By:

Name:

Title:

PTL ACQUISITION CORP.
By:

Name:

Title:

PTL ELECTRONICS, INC.
By:

Name:

Title:

)
)
Witness	)	DAVID McALPINE
)

)
)
Witness	)	PAUL HEATHCOTE
)

)
)
Witness	)	MARILYN LEE
)

GUNDYCO, ITF MARILYN LEE / ANTHONY LEE
By:
Authorized Signatory

ALBION SERVICES LTD.
By:
Authorized Signatory

THE TSANG FAMILY TRUST
By:
Dr. Gratio Tsang, as Trustee

CENTURY I HOLDINGS INC.
By:
Authorized Signatory

Schedule “A”

THIS DEBENTURE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PTL ACQUISITION CORP.

DEBENTURE

FOR VALUE RECEIVED, the undersigned PTL ACQUISTION CORP., a company incorporated under the laws of British Columbia (the “Company”), hereby promises to pay to, or to the order of, XXXXXXX (the “Holder”), the principal sum of XXXXX ($XXX.XX) of lawful money of Canada.  The Company may prepay any amount of the principal outstanding without notice, penalty or bonus.  Except as set forth in Section 7.2 hereof, the Holder has no right to demand repayment of the principal outstanding under this Debenture prior to the Maturity Date (as defined below).

This Debenture is subject to the following terms and conditions and the Holder is entitled to the benefits set out herein:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1

Definitions

For the purposes of this Debenture, in addition to the words or expressions defined parenthetically herein, the following words and expression shall have the following meanings, respectively:

(1)

“Business Day” means a day other than a Saturday, Sunday or any other day that is a statutory or civic holiday in the City of Vancouver;

(2)

“Common Shares” means the common shares in the capital of Moventis bearing such designation, as such shares exist on the issue date of this Debenture, provided that in the event of any adjustment pursuant to Section 4.1, “Common Shares” shall thereafter mean the shares or other securities or property resulting from such adjustment and any shares of any other class of the shares in the capital of Moventis resulting from the reclassification or change of such Common Shares;

(3)

“Conversion Price” means the price at which the principal outstanding hereunder may be repaid at the Company’s option by issuance of Common Shares, such price being the equivalent in Canadian funds of eight-five percent (85%) of the Market Price determined as at the date of repayment pursuant to Section 3.1 (the “Conversion Date”), provided that such price shall not be less than US$0.35 and not more than US$1.10. The Conversion Price shall be calculated using a currency conversion rate for the last thirty (30) days before the Conversion Date;

(4)

“Debenture” means this non-negotiable Debenture of the Company in the principal sum of XXXXXX ($XXX.XX);

(5)

“Event of Default” means any of the events described in Section 7.1;

(6)

“Market Price” on any date, means the average, during the period of twenty (20) consecutive Trading Days ending on the fifth Trading Day before such date, of the closing prices per share at which the Common Shares have traded on the NASDAQ OTC Bulletin Board (the “Exchange”) or, if the Common Shares are not listed on the Exchange, then on such stock exchange on which the Common Shares are listed as may be selected for that purpose by the directors, provided that if, on any such Trading Day, and provided further that if the Common Shares are not listed on any stock exchange, then the Current Market Price of the Common Shares shall be determined by the directors of the Company;

(7)

“Maturity Date” means 10:00 a.m. (Vancouver time) on the date which is September [14], 2007;

(8)

“Moventis” means Moventis Capital, Inc., the parent of the Company;

(9)

“Person” includes any individual, corporation, company, partnership, association, estate, trust or government or any agency or political subdivision of any government;

(10)

“Share Purchase Agreement” has the meaning given in Section 2.4 hereof; and

(11)

“Trading Day” means with respect to any stock exchange, a day on which shares may be traded through the facilities of the principal stock exchange on which the Common Shares are listed.

1.2

Interpretation

For the purposes of this Debenture, except as expressly provided or unless the context requires otherwise:

(1)

the headings used throughout this Debenture are for ease of reference only and shall not in any way affect the meaning or interpretation of this Debenture;

(2)

any reference herein to a numbered or lettered part or section refers to the specified part or section of this Debenture;

(3)

“hereto”, “herein”, “hereof”, “hereunder” and similar expressions refer to this Debenture and not to any particular part or section of this Debenture;

(4)

any words or expressions contained in this Debenture which impart the singular number include the plural number and vice versa;

(5)

any words or expressions contained in this Debenture which impart any gender include all genders; and

(6)

unless otherwise provided herein, all dollar amounts expressed herein refer to lawful currency of Canada.

1.3

Proper Law and Attornment

This Debenture and all matters arising hereunder shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.  Each of the parties hereto, by the execution and delivery of this Debenture, irrevocably and unconditionally, with respect to any matter or thing arising out of or pertaining to this Debenture, hereby attorns and submits to the jurisdiction of the courts of the Province of British Columbia for the determination of all matters arising pursuant to this Debenture.

1.4

Non-Business Days

Whenever any payment hereunder shall become due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

ARTICLE 2
TERMS OF CONVERIBLE DEBENTURE

2.1

Issue

This Debenture is issued in the principal sum of XXXXXX ($XXX.XX) of lawful  money of Canada.

2.2

Payments

The principal amount outstanding hereunder is payable by the Company on the Maturity Date.

2.3

Adjustments for Conversion

In the event that part of the Debenture is repaid in accordance with Section 3.1, the principal amount repaid pursuant to Section 3.1 shall be applied to reduce the amount repayable on the Maturity Date.

2.4

Witholding for Indemnification Claim

In the event that the Company or the Buyer makes a written claim for indemnification pursuant to Article 6 of the share purchase agreement (the “Share Purchase Agreement”) dated as of May 8, 2006 among Moventis, the Company, the Holder, and certain others (an “Indemnification Claim”), the Company shall be entitled to withhold the amount of the Indemnification Claim from any and all amounts owing under this Debenture pending a final determination of the Indemnification Claim (a “Final Determination”).  If the Company makes an Indemnification Claim prior to the Maturity Date, pending a Final Determination, the Company shall withhold the amount of the Indemnification Claim from the amount repayable on the Maturity Date, and the amount payable to the Holder on the Maturity Date will be reduced accordingly.  The amount owed to the Company pursuant to the Indemnification Claim upon a Final Determination is referred to as the “Determined Amount”.

2.5

Adjustment of Final Repayment Amount

Where a Final Determination has been made with respect to an Indemnification Claim, the Company shall be entitled to set off the Determined Amount against the amount repayable on the Maturity Date, which amount shall be deemed to be reduced by the Determined Amount, and the amount payable to the Holder on the Maturity Date will be reduced accordingly.  Upon Final Determination, any amounts withheld pursuant to this Section 2.5 in excess of the Determined Amount shall be paid promptly to the Holder, if the Maturity Date has passed.

ARTICLE 3
REPAYMENT BY CONVERSION

3.1

Delivery of Common Shares

At the option of the Company or Moventis, as the case may be, at any time prior to the Maturity Date the principal due hereunder may be repaid in whole or in part by the delivery by the Company or Moventis, as the case may be, of that number of fully-paid and non-assessable Common Shares equal to the amount of principal to be converted divided by the Conversion Price.  If following the repayment under this Section 3.1, principal remains outstanding, the Company or Moventis, as the case may be shall deliver to the Holder, against receipt of this Debenture for cancellation, a replacement Debenture in the same form as this Debenture in respect of the principal balance remaining outstanding.

ARTICLE 4
ADJUSTMENTS

4.1

Adjustment to Common Shares

If, prior to the Maturity Date, Moventis undertakes any reclassification of, or other change in (including a change resulting from consolidation or subdivision) the outstanding Common Shares; or in case of any issue of Common Shares (or securities convertible into Common Shares) to all or substantially all of the holders of its outstanding Common Shares by way of a formal stock dividend; the number of Common Shares to be issued upon exercise of the repayment option under Section 3.1 shall, after such reclassification, change, issue, or dividend, be equal to the number of shares or other securities or property of Moventis, to which the Holder would have been entitled to upon such reclassification, change, or dividend.

4.2

Applicable Securities Legislation

Neither the Company nor Moventis will, directly or indirectly, do any act or thing or, to the extent that it is able, permit any act or thing to be done, which would remove or deny any registration or prospectus exemption available under any applicable securities legislation with respect to the issuance of Common Shares under this Debenture.

4.3

Waiver of Presentment

The Company hereby waives presentment for payment, notice of dishonour, protest and notice of protest.

ARTICLE 5
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE COMPANY

5.1

Representations and Warranties

The Company represents and warrants to the Holder that:

(1)

with the exception of applicable regulatory approvals for any full or partial repayment by the issuance of Common Shares of the outstanding principal under Section 3.1 due pursuant to this Debenture as provided herein, the execution and delivery of this Debenture by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not require any consent, approval or action of any federal, provincial, municipal, regulatory, administrative or governmental authority or court or self-regulatory body to whose jurisdiction the Company is subject or any party to any agreement, contract, mortgage, Debenture or any other instrument to which the Company is a party or is subject or by which the Company may be bound, except which has been obtained;

(2)

the Company is a corporation duly organized and validly subsisting in good standing under the laws of British Columbia, has the corporate power and authority to own its property and to carry on its business as now being conducted by it or as currently proposed to be conducted in the future, is duly qualified as a corporation to do business and is in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, has the corporate power and authority to execute, deliver and perform the terms and provisions of this Debenture, and has taken all necessary action to authorize the execution and delivery of this Debenture, and when executed and delivered this Debenture will constitute a legal, valid and binding obligation of the Company; and

(3)

neither the execution nor delivery of this Debenture nor the transactions contemplated herein nor compliance with nor performance nor observance of the terms and provisions of this Debenture will, subject to the requirement to obtain all applicable regulatory approvals in respect of the conversion into Common Shares as herein contemplated:

(a)

contravene any provision of law, statute, rule or regulation to which the Company is subject or any judgment, decree, order or permit applicable to it;

(b)

contravene the Notice of Articles or Articles of the Company; or

(c)

conflict with or result in a breach of or constitute a default under any agreement or instrument, written or oral, to which the Company is a party or by which it is bound.

5.2

Covenants

The Company covenants and agrees that so long as this Debenture is outstanding, unless agreed in writing by the Holder:

(1)

the Company shall preserve and maintain its corporate existence and shall remain in good standing in each jurisdiction in which the nature of its business makes such qualification necessary; and

(2)

the Company will give the Holder written notice of the occurrence of any Event of Default pursuant to Section 7.2 below.

ARTICLE 6
GUARANTEE AND SUPPORT BY MOVENTIS

6.1

Guarantee

 Moventis hereby unconditionally guarantees to the Holder the due payment by the Company of the principal and interest and all other money (if any) for the time being and from time to time owing under this Debenture and the due performance of the obligations of the Company under this Debenture.

6.2

Issue of Shares

 At the option of Moventis, at any time upon which Moventis is required to make payment under this Debenture, payment may be made in whole or in part by the delivery by Moventis, of that number of fully-paid and non-assessable Common Shares equal to the amount of payment required to be made divided by the Conversion Price, subject to adjustment as required under section 4.1.

6.3

Support

 Moventis will take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Company, in accordance with applicable law, to perform its obligations arising hereunder, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Moventis to cause to be delivered Common Shares to the Holder in accordance with the provisions of this Debenture.

ARTICLE 7
EVENTS OF DEFAULT AND REMEDIES

7.1

Events of Default

As used herein, and “Event of Default” occurs if:

(1)

the Company fails to make any principal payment when due and such failure is not cured within 5 days;

(2)

the Company fails to comply with any of its material covenants, or covenants which in the aggregate are material, contained in this Debenture and such failure is not cured within 30 days after the Company receives written demand from the Holder to remedy the same;

(3)

a court of competent jurisdiction enters an order or decree under the bankruptcy legislation of any federal, provincial or state law for the relief of debtors against the Company in an involuntary case commenced under any such law; appoints any receiver, trustee, assignee, liquidator or similar official of the Company or for all or substantially all of its property; or orders the liquidation of the Company; and, in any such case, the order, decree or appointment remains unstayed and in effect for 60 days; or

(4)

the Company shall execute a general assignment for the benefit of creditors.

7.2

Notice of Event of Default

If an Event of Default described in Section 7.1(b),(c) or (d) above occurs, the Company shall give written notice to the Holder of the occurrence of such Event of Default within 5 days thereof.

7.3

Right to Demand Repayment

(1)

If any Event of Default exists, the Holder may, in addition to the exercise of any right, power or remedy permitted by law, declare (by written notice or notices to the Company) the entire principal sum then outstanding to be due and payable, and such Debenture shall thereupon become forthwith due and payable in cash without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.  If this Debenture is not paid when due, the Company agrees to pay all costs of collection, including reasonable attorneys’ fees.

(2)

A delay or omission by the Holder in exercising any right or remedy arising upon an Event of Default shall not impair such right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

7.4

Resale Restrictions

The Holder further acknowledges that:

(1)

any resale of the Debenture, and the Common Shares issuable hereunder hereunder may only occur in accordance with applicable securities legislation; and

(2)

the certificates representing the Common Shares issuable hereunder may bear a legend denoting the restrictions on transfer imposed by applicable securities legislation.

7.5

Lost Debenture

If the Holder claims that this Debenture has been lost, destroyed or wrongfully taken the Company shall issue a replacement Debenture upon:

(1)

receipt of an indemnity bond or other assurance requested by the Company to protect it from any loss which it may suffer by reason of such replacement or subsequent presentment of the original Debenture; and

(2)

payment by the Holder of any expenses incurred by the Company in replacing the Debenture.

ARTICLE 8
DISCHARGE OF DEBENTURE

8.1

Cancellation

The Debenture shall forthwith after full payment be surrendered to the Company for cancellation.

ARTICLE 9
GENERAL PROVISIONS

9.1

Notices

All notices and other communications required or permitted pursuant to or in relation to this Debenture shall be in writing and shall be:

(1)

personally served upon the Company or upon the Holder, as the case may be, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee at the time of service; or

(2)

communicated by regular mail posted in Canada to the addressee at the following respective addresses:

(a)

For the Company or Moventis:

PTL ACQUISTION CORP. / MOVENTIS CAPITAL, INC.	Copy to: FASKEN MARTINEAU DuMOULIN LLP
Suite 304, 1959 152nd Street White Rock, BC, Canada V4A 9P3 Attention: Blake Ponuick Facsimile: 604.288.2430	2100 – 1075 West Georgia Street Vancouver, BC, Canada, V6E 3G2 Attention: Iain Mant Facsimile: 604.631.3232

(b)

For the Holder:

Copy to: COHEN BUCHAN EDWARDS 208 – 4940 No. 3 Road Richmond, BC, Canada, V6X 3A5
Attention: _____________________ Facsimile: _____________________	Attention: Barry G. Grabowski Facsimile: 604.273.4512

in which case such notice shall conclusively be deemed to have been given to the addressee thereof upon the third Business Day from the date of mailing in Canada.

Each party hereby may, from time to time, by notice to the other parties, change its address for service.

9.2

Equitable Remedies

The Company acknowledges that damages may be an inadequate remedy for the breach or default in observance or performance of its obligations under this Debenture, and accordingly the Company agrees that in the event of an actual or anticipatory breach or default in observance of performance of any of its obligations hereunder, the same may be enforced by specific performance, injunction or such other equitable remedy, in lieu of damages, as the Holder may in its sole and absolute discretion consider advisable and as may be awarded by a court of competent jurisdiction.

9.3

Amendments

Neither this Debenture nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

9.4

Time of the Essence

Time is expressly declared to be of the essence of this Debenture in respect of all payments to be made hereunder, the exercise of any redemption and conversion rights hereunder, and all covenants and agreements to be performed and fulfilled.

9.5

Severability

If any covenant or obligation of any party contained herein, or if any provision of this Debenture or its application to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Debenture or the application of such covenant or obligation to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each provision and each covenant and obligation contained in this Debenture shall be separately valid and enforceable, to the fullest extent permitted by law or at equity.

9.6

Parties In Interest

This Debenture shall enure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

9.7

No Assignment

The rights of the Holder under this Debenture shall be not assignable in whole or in part.

9.8

No Recourse Against Others

A director, officer, employee or shareholder of the Company shall not have any liability for any obligations of the Company under this Debenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  The Holders, by accepting the Debenture, waives and releases all such liability and such waiver and release are part of the consideration for the issue of the Debenture.

9.9

Subsequent Debentures and Security

If the Holder and the Company agree to additional financing, the parties hereby agree that such additional financing shall rank pari passu with the Debentures previously issued, and security therefore shall be aggregated between all such Debentures on a pro rated basis.  The parties further agree that an amendment shall be issued to the Debenture, subject to this agreement of the Holder, adjusting the security and ranking of debt.

IN WITNESS WHEREOF the Company and Moventis, have executed this Debenture as of the ____ day of November, 2006.

PTL ACQUISITION CORP.
Per:
Authorized Signatory

MOVENTIS CAPITAL, INC.
Per:
Authorized Signatory

SCHEDULE B

Seller	Parent Common Shares
Albion Services Ltd.	80,000
The Tsang Family Trust	40,000
Century I Holdings Inc.	40,000
David McAlpine	15,000
Paul Heathcote	15,000
Gundyco ITF Anthony Lee	4,192
Gundyco ITF Marilyn Lee	4,367
Marilyn Lee	1,441
TOTAL	200,000